UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 7, 2023

UFP Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification Number)

100 Hale Street, Newburyport, MA - USA	01950-3504
(Address of Principal Executive Offices)	(Zip Code)

978-352-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2023, UFP Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved to amend and restate the Company’s Certificate of Incorporation (the “Certificate of Incorporation,” and as amended, the “Amended and Restated Certificate of Incorporation”), to (i) add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law, (ii) remove all references to Series A Junior Participating Preferred Stock and (iii) make clarifying technical amendments to certain definitions therein. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 7, 2023 and became effective on such date.

The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on 8-K and is incorporated herein by reference. A more detailed description of the Amended and Restated Certificate of Incorporation and the changes effected was included in the Company’s definitive proxy statement on Form DEF 14A, filed with the U.S. Securities and Exchange Commission on April 25, 2023 (as amended, the “Proxy Statement”), which description is incorporated in its entirety herein by reference. The foregoing description of the Amended and Restated Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2023, the Company held its Annual Meeting and the Company’s stockholders of record voted on four proposals. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement.

Proposal No. 1. Election of Directors. The stockholders elected seven nominees for director to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
R. Jeffrey Bailly	5,859,901	305,665	581,361
Thomas Oberdorf	5,866,987	289,579	581,361
Marc Kozin	5,499,173	657,393	581,361
Daniel C. Croteau	5,812,884	343,502	581,361
Cynthia L. Feldmann	5,611,175	545,391	581,361
Joseph John Hassett	5,859,442	297,124	581,361
Symeria Hudson	5,931,451	225,115	581,361

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved a non-binding advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
5,105,276	521,459	11,229	581,361

Proposal No. 3. Amendment and Restatement of the Company’s Certificate of Incorporation. The stockholders approved to amend and restate the Company’s Certificate of Incorporation, to (i) provide for limited exculpation to the Company’s officers, (ii) remove all references to Series A Junior Participating Preferred Stock and (iii) make clarifying technical amendments to certain definitions therein by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
4,138,876	1,491,045	8,043	581,361

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
6,159,636	57,886	1,803	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of UFP Technologies, Inc., dated June 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2023	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Senior Vice President